Exhibit 99.1

Lincare Holdings Inc. Announces Second Quarter and First Half 2012 Financial Results

CLEARWATER, Fla., July 16, 2012 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (LNCR) today announced financial results for the three and six months ended June 30, 2012.

For the quarter ended June 30, 2012, net revenues were $496.2 million, a 10.5% increase over net revenues of $449.0 million for the second quarter of 2011. The Company estimates that the 10.5% increase in net revenues in the second quarter of 2012 was comprised of approximately 11.0% internal and acquisition growth offset by approximately 0.5% negative impact from $2.1 million of Medicare payment reductions during the second quarter of 2012. Net income for the quarter ended June 30, 2012, was $47.9 million compared with net income of $42.8 million for the second quarter of 2011. Diluted earnings per share were $0.56 for the quarter ended June 30, 2012, a 25% increase over diluted earnings per share of $0.45 for the comparable prior year period.

Net revenues for the six months ended June 30, 2012, were $997.0 million, a 13.2% increase over net revenues of $880.6 million for the comparable period in 2011. The Company estimates that the 13.2% increase in net revenues in the first six months of 2012 was comprised of approximately 13.7% internal and acquisition growth offset by approximately 0.5% negative impact from $4.3 million of Medicare payment changes impacting the first six months of this year. Net income for the six months ended June 30, 2012, was $94.3 million compared with net income of $89.1 million for the first half of 2011. Diluted earnings per share were $1.10 for the six months ended June 30, 2012, a 17.8% increase over diluted earnings per share of $0.94 for the comparable period last year.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance during the first half of 2012. We continue to focus on those activities that we believe will drive the long-term success of our Company — an emphasis on organic revenue growth driven by our market leading positions in our core respiratory service lines and expansion of our product offerings across our national network of local distribution and sales centers, accompanied by disciplined cost containment and operating efficiencies that maximize our operating cash flows.”

Mr. Byrnes added, “We expanded our anti-coagulation monitoring business significantly in the past year, growing the number of patients on service from approximately 10,000 at June 30, 2011 to over 23,000 at June 30, 2012, an increase of 130 percent. We now have five pulmonary rehabilitation centers open and operating, with aggressive plans to expand our footprint within and beyond the two states in which we are currently operating. Our specialty pharmacy business is progressing well, with the anticipated drop-off in respiratory syncytial virus drug sales occurring in the second quarter, consistent with the fall/winter selling cycle for that treatment, which contributed to the increase in our gross margin this quarter compared with the first quarter of 2012. We have made significant progress in executing on our cost savings initiatives, consolidating 50 of our operating centers in the first six months of this year.”

Lincare generated $130.1 million of cash from operating activities during the first six months of 2012 and invested $62.2 million in net capital expenditures and $15.9 million in business acquisitions. Common shares outstanding at June 30, 2012 were 86,442,486. As of June 30, 2012, total long-term obligations, including current installments, were $803.8 million and cash and investments were $165.9 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 800,000 customers in 48 U.S. states and Canada through 1,058 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and

Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC. AND SUBSIDIARIES

Financial Summary

(In thousands, except share and per share data)

(Unaudited)

	For the three months ended
	June 30, 2012	June 30, 2011
Net revenues	$496,163	$449,033

Cost and expenses:
Costs of goods and services	160,247	142,300
Operating expenses	111,877	102,189
Selling, general and administrative expenses	89,604	85,495
Bad debt expense	12,923	8,981
Depreciation and amortization expense	33,040	29,987

Operating income	88,472	80,081

Interest expense, net	10,362	9,148

Income before income taxes	78,110	70,933
Income taxes	30,206	28,168

Net income	$47,904	$42,765

Basic earnings per common share	$0.58	$0.46

Diluted earnings per common share	$0.56	$0.45

Dividends declared per common share	$0.20	$0.20

Weighted average number of common shares outstanding	82,806,358	92,096,018

Weighted average number of common shares and common share equivalents outstanding	85,158,271	94,988,981

	For the six months ended
	June 30, 2012	June 30, 2011
Net revenues	$997,041	$880,600

Cost and expenses:
Costs of goods and services	323,776	266,509
Operating expenses	226,859	204,096
Selling, general and administrative expenses	183,000	168,374
Bad debt expense	22,941	17,612
Depreciation and amortization expense	65,592	59,304

Operating income	174,873	164,705

Interest expense, net	20,572	18,203

Income before income taxes	154,301	146,502

Income taxes	59,997	57,360

Net income	$94,304	$89,142

Basic earnings per common share	$1.13	$0.96

Diluted earnings per common share	$1.10	$0.94

Dividends declared per common share	$0.40	$0.40

Weighted average number of common shares outstanding	83,284,624	92,534,565

Weighted average number of common shares and common share equivalents outstanding	85,583,529	95,290,690

LINCARE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$146,324	$15,028
Short-term investments	19,608	39,939
Accounts receivable, net	328,581	254,799
Income tax receivable	2,834	4,903
Inventories	20,539	17,916
Prepaid and other current assets	8,557	9,609

Total current assets	526,443	342,194
Property and equipment, net	352,833	350,725
Goodwill	1,405,895	1,389,965
Other	33,699	34,776

Total assets	$2,318,870	$2,117,660

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term obligations	$307,128	$397,132
Accounts payable	68,887	53,294
Accrued expenses:
Compensation and benefits	32,459	33,142
Liability insurance	19,183	19,990
Other current liabilities	53,765	54,316
Deferred income taxes—current	8,972	8,769

Total current liabilities	490,394	566,643

Long-term obligations, excluding current installments	496,705	256,778
Deferred income taxes and other taxes	419,912	408,325

Total liabilities	1,407,011	1,231,746

Commitments and contingencies

Stockholders’ equity:
Common stock	864	870
Additional paid-in capital	721,441	707,080
Retained earnings	189,586	177,964
Accumulated other comprehensive income (loss)	(32)	0

Total stockholders’ equity	911,859	885,914

Total liabilities and stockholders’ equity	$2,318,870	$2,117,660

Contact:

Paul G. Gabos

(727) 530-7700